EXHIBIT 99.1

The securities referred to herein and reported in Table II are held directly by
Schroder Ventures International Life Sciences Fund II Group Co-Investment Scheme
("Co-Invest"), Schroder Ventures International Life Sciences Fund II LP1 ("ILSF
LP1"), Schroder Ventures International Life Sciences Fund II LP2 ("ILSF LP2"),
Schroder Ventures International Life Sciences Fund II LP3 ("ILSF LP3"), Schroder
Ventures International Life Sciences Fund II Strategic Partners L.P. ("Strategic
Partners") and Schroder Ventures Investments Limited ("SVIL" and together with
Co-Invest, ILSF LP1, ILSF LP2, ILSF LP3, Strategic Partners, the "Funds").
Schroder Venture Managers Inc. ("SVMI"), in its capacity as general partner of
ILSF LP1, ILSF LP2, ILSF LP3 and Strategic Partners, may be deemed to have beneficial ownership of the securities held by ILSF LP1, ILSF LP2, ILSF LP3 and
Strategic Partners. SVMI may also be deemed to have beneficial ownership of the securities held by Co-Invest and SVIL because of certain contractual relationships between each of Co-Invest and SVIL, and SVMI. Schroder Venture
Managers Limited ("SVML"), in its capacity as fund manager to SVMI, may be deemed to have beneficial ownership of the securities held by each of the Funds.
Each of the Funds may be deemed to beneficially own the securities held by the other Funds because of certain contractual relationships among the Funds and their affiliates. SVMI and SVML disclaim beneficial ownership of securities held by any Fund except to the extent of any pecuniary interest therein. Each Fund disclaims beneficial ownership of shares held by any other Fund except to the extent of any pecuniary interest therein.

The following table sets forth the number of shares of Series B Convertible
Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares. These figures reflect a
1-for-8 reverse stock split, which became effective on October 24, 2006 and the issuance of dividends payable upon conversion of such shares.

                                                         Shares of Common Stock
                                                       issuable upon conversion
                               Shares of Series B            of the Series B
                              Convertible  Preferred     Convertible Preferred
Holder                         Stock held by Holder              Stock
---------------------------    ------------------------  -----------------------

Schroder Ventures
International Life Sciences         87,045                       12,786
Fund II Group
Co-Investment Scheme

Schroder Ventures
International Life Sciences         3,026,738                    444,646
Fund II LP1

Schroder Ventures
International Life Sciences         1,289,073                    189,372
Fund II LP2

Schroder Ventures
International Life Sciences         343,530                      50,465
Fund II LP3

Schroder Ventures
International Life  Sciences        46,694                       6,859
Fund II Strategic Partners
L.P.

SV (Nominees) Limited as
nominee of Schroder                 372,801                       54,766
Ventures Investments Limited

The following table sets forth the number of shares of Series C Convertible
Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares. These figures reflect a 1-for-8 reverse stock split, which became effective on October 24, 2006 and the issuance of dividends payable upon conversion of such shares.

                                                         Shares of Common Stock
                                                       issuable upon conversion
                               Shares of Series C            of the Series C
                              Convertible  Preferred     Convertible Preferred
Holder                         Stock held by Holder              Stock
---------------------------    ------------------------  -----------------------

Schroder Ventures
International Life Sciences         46,514                       8,328
Fund II Group Co-Investment
Scheme

Schroder Ventures
International Life  Sciences        1,617,389                    289,606
Fund II LP1

Schroder Ventures
International Life Sciences         688,839                      123,342
Fund II LP2

Schroder Ventures
International Life Sciences         183,572                      32,870
Fund II LP3

Schroder Ventures
International Life  Sciences        24,952                       4,467
Fund II Strategic Partners
L.P.

SV (Nominees) Limited as
nominee of  Schroder                199,213                      35,670
Ventures Investments Limited

The following table sets forth the number of shares of Series C-2 Convertible
Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares. These figures reflect a 1-for-8 reverse stock split, which became effective on October 24, 2006 and the issuance of dividends payable upon conversion of such shares.

                                                         Shares of Common Stock
                                                       issuable upon conversion
                              Shares of Series C-2            of the Series C-2
                              Convertible  Preferred     Convertible Preferred
Holder                        Stock Held by Holder              Stock
---------------------------    ------------------------  -----------------------
Schroder Ventures
International Life  Sciences        57,569                       7,701
Fund II Group Co-Investment
Scheme

Schroder Ventures
International Life Sciences         2,001,830                    267,794
Fund II LP1

Schroder Ventures
International Life  Sciences        852,569                      114,052
Fund II LP2

Schroder Ventures
International Life Sciences         227,205                      30,394
Fund II LP3

Schroder Ventures
International Life Sciences         30,882                       4,130
Fund II Strategic Partners L.P.

SV (Nominees) Limited as
nominee of  Schroder                246,563                      32,983
Ventures Investments Limited

The following table sets forth the number of shares of Common Stock issuable upon exercise of Common Stock warrants held directly by the Funds. These figures reflect a 1-for-8 reverse stock split, which became effective on October 24,
2006.

                                    Common Stock Warrants
                                        Held by Holder
Holder                              (Shares Issuable)            Expiration Date
-------------------------------     ------------------------     ---------------

Schroder Ventures
International Life  Sciences        424                          7/12/09
Fund II Group Co-Investment         636                          10/28/09
Scheme

Schroder Ventures
International Life Sciences         14,753                       7/12/09
Fund II LP1                         22,129                       10/28/09

Schroder Ventures
International Life Sciences         6,283                        7/12/09
Fund II LP2                         9,424                        10/28/09

Schroder Ventures
International Life Sciences         1,674                        7/12/09
Fund II LP3                         2,511                        10/28/09

Schroder Ventures
International Life Sciences         227                          7/12/09
Fund II Strategic Partners L.P.     341                          10/28/09

SV (Nominees) Limited as
nominee of Schroder                 1,817                        7/12/09
Ventures Investments Limited        2,725                        10/28/09